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                                  Exhibit 11.1


                        Computation of Net Loss Per Share
                                   (Unaudited)


                                                  Three months ended             Nine months ended
                                                      September 30,                 September 30,

                                                 1997             1996             1997           1996
                                             -------------   -------------    -------------  --------------
Primary
Net loss..................................   $ (7,790,000)   $ (4,155,000)    $(18,963,000)  $ (12,639,000)
                                             =============   =============    =============  ==============
Weighted average common shares outstanding     12,410,110      12,438,069       12,382,409      11,519,785
                                             =============   =============    =============  ==============
Net loss per share........................   $      (0.63)   $      (0.33)    $      (1.53)  $       (1.10)
                                             =============   =============    =============  ==============



Fully diluted
Net loss..................................   $ (7,790,000)   $ (4,155,000)    $(18,963,000)  $ (12,639,000)
                                             =============   =============    =============  ==============
Weighted average common shares outstanding     12,410,110      12,438,069       12,382,409      11,519,785
                                             =============   =============    =============  ==============
Net loss per share........................   $      (0.63)   $      (0.33)    $      (1.53)  $       (1.10)
                                             =============   =============    =============  ==============


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